Exhibit 99.1

Press Release For Immediate Release

South Plains Financial, Inc. Reports Fourth Quarter and Year End 2019 Financial Results

LUBBOCK, Texas, January 24, 2020 (GLOBE NEWSWIRE) – South Plains Financial, Inc. (NASDAQ:SPFI) (“South Plains” or the “Company”), the parent company of City Bank (“City Bank” or the “Bank”), today reported its financial results for the quarter and year ended December 31, 2019.

Fourth Quarter 2019 Highlights

•	Net income for the fourth quarter of 2019 was $10.1 million, compared to $8.3 million for the third quarter of 2019.
•	Diluted earnings per share were $0.55 for the fourth quarter of 2019, compared to $0.45 for the third quarter of 2019.
•	Average cost of deposits for the fourth quarter of 2019 declined 22 basis points to 76 basis points, compared to 98 basis points for the third quarter of 2019.
•	The efficiency ratio for the fourth quarter of 2019 declined 391 basis points to 69.71%, compared to 73.62% for the third quarter of 2019.
•	Return on average assets for the fourth quarter of 2019 was 1.32% annualized, compared to 1.18% annualized for the third quarter of 2019.
•	Book value per share was $16.98 as of December 31, 2019, compared to $16.61 per share as of September 30, 2019.
•	South Plains completed its acquisition of West Texas State Bank (“WTSB”) on November 12, 2019. WTSB had $198.4 million in loans, $386.3 million in deposits, and $50.5 million in capital at closing.

2019 Annual Financial Highlights

•	Net income for the year ended December 31, 2019 was $29.2 million, or $1.69 per diluted share, compared to $20.8 million, or $1.41 per diluted share, for the year ended December 31, 2018.
•	The efficiency ratio for the year ended December 31, 2019 declined 235 basis points from the year ended December 31, 2018.
•	Return on average assets was 1.04% and return on average equity was 10.94% for the year ended December 31, 2019, compared to 0.79% and 9.66%, respectively, for the year ended December 31, 2018.

Curtis Griffith, South Plains’ Chairman and Chief Executive Officer, commented, “I am very proud of our results as 2019 was a pivotal period in our Company’s 75+ year history highlighted by our initial public offering in May and the closing of our acquisition of WTSB in November.  We believe we are at a clear inflection point in our business as we successfully execute upon our strategy to scale the significant investments in our systems and infrastructure, which continue to have ample room for future growth.  Our fourth quarter 2019 results demonstrate the successful leveraging of our infrastructure, as our efficiency ratio improved by almost 400 basis points to 69.7% and our return on average assets increased by 14 basis points to 1.32%, annualized, as compared to the third quarter of 2019.  While we are pleased with our results, we recognize that this is a journey and know that we have much more to accomplish.   Importantly, our achievements would not be possible without the hard work and dedication of our employees, who I would like to thank for their commitment to the Bank, our customers and the communities in which we work and live.”

Mr. Griffith continued, “Looking forward, we are optimistic about the many opportunities that we see to grow the Bank.  The outlook for the Texas economy is robust, as unemployment remains low and economic activity continues to be healthy, which provides a supportive backdrop as we work to accelerate organic loan growth.  Our integration of WTSB is also proceeding smoothly and we have several cross-sell initiatives underway given the demand that we see from the WTSB customer base for our mortgage, wealth management and trust products, which we believe will provide revenue synergies on top of the cost synergies, as previously outlined. Importantly, we have gained significant acquisition experience over the last six months working to integrate WTSB and are developing a process that we expect to use in future acquisitions.  While we still have more work to do to fully integrate WTSB, we are now at a point where we can begin exploring additional M&A opportunities.  M&A will continue to be an important growth driver for the Bank and we see a solid group of potential acquisition candidates across our core markets which would enable South Plains to increase the franchise value of the Bank for the benefit of all of our stakeholders.”

Results of Operations, Quarter Ended December 31, 2019

Net Interest Income

Net interest income was $28.6 million for the fourth quarter of 2019, compared to $24.7 million for the fourth quarter of 2018 and $26.6 million for the third quarter of 2019.

Interest income was $34.8 million for the fourth quarter of 2019, compared to $31.7 million for the fourth quarter of 2018 and $33.7 million for the third quarter of 2019.  Interest and fees on loans increased by $2.2 million from the fourth quarter of 2018 due to growth of $110.0 million in average loans, primarily from the WTSB acquisition, and an increase of 12 basis points in interest rates.  The increase from the third quarter of 2019 was the result of an increase of $101.7 million in average loans outstanding during the fourth quarter of 2019, partially offset by a decrease of 12 basis points in interest rates.

Interest expense was $6.1 million for the fourth quarter of 2019, compared to $7.0 million for the fourth quarter of 2018 and $7.1 million for the third quarter of 2019.  The decrease from the fourth quarter of 2018 was primarily due to a decrease in the rate paid on interest-bearing liabilities of 21 basis points, partially offset by an increase of $58.6 million in average interest-bearing liabilities.  The decrease from the third quarter of 2019 was primarily due to a decrease in the rate paid on interest-bearing liabilities of 27 basis points, partially offset by an increase of $102.1 million in average interest-bearing liabilities in the fourth quarter of 2019.  The average cost of deposits was 76 basis points for the fourth quarter of 2019, representing a 22 basis point decrease from the fourth quarter of 2018 and a 22 basis point decrease from the third quarter of 2019.  The increase in average interest-bearing liabilities and the decrease in the rate paid on deposits in the fourth quarter of 2019 was primarily due to the WTSB acquisition as well as a general decline in overall rates.

The net interest margin was 4.03% for the fourth quarter of 2019, compared to 3.89% for the fourth quarter of 2018 and 4.07% for the third quarter of 2019.

Noninterest Income and Noninterest Expense

Noninterest income was $16.7 million for the fourth quarter of 2019, compared to $14.4 million for the fourth quarter of 2018 and $14.1 million for the third quarter of 2019.  The increase in noninterest income for the fourth quarter of 2019 compared to the fourth quarter of 2018 was primarily the result of an increase of $1.9 million in mortgage banking activities revenue as a result of an increase of $46.0 million in mortgage loan originations.  The increase from the third quarter of 2019 was primarily the result of $1.5 million in annual profit-sharing bonuses related to crop insurance activities recognized in the fourth quarter of 2019. Additionally, for the fourth quarter of 2019, fiduciary income increased $849,000 and $841,000 compared to the fourth quarter of 2018 and the third quarter of 2019, respectively.  The increase was primarily due to new customer acquisition with estate executorship and trust management as the primary services.

Noninterest expense was $31.7 million for the fourth quarter of 2019, compared to $30.5 million for the fourth quarter of 2018 and $30.0 million for the third quarter of 2019.  This increase in noninterest expense for the fourth quarter of 2019 compared to the fourth quarter of 2018 was primarily driven by a $1.1 million increase in personnel expense related to the WTSB acquisition.  There was also an increase in variable mortgage expenses, such as appraisal expenses, due to the increased mortgage production during the quarter.  The increase from the third quarter of 2019 was primarily due to the WTSB acquisition, including, among other things, $1.1 million in personnel expense, new occupancy and other noninterest expenses for the branches acquired, $634,000 in legal, accounting and consulting fees, and data processing conversion expenses, and $202,000 in core deposit intangible amortization expense.

Loan Portfolio and Composition

Loans held for investment were $2.14 billion as of December 31, 2019, compared to $1.96 billion as of September 30, 2019 and $1.96 billion as of December 31, 2018.  The $181.0 million increase during the fourth quarter of 2019 as compared to the third quarter of 2019 was primarily the result of $198.4 million in loans acquired from WTSB, partially offset by $35.6 million in seasonal agricultural production loan net paydowns.  As of December 31, 2019, loans held for investment increased $186.4 million from December 31, 2018.

Agricultural production loans were $131.2 million as of December 31, 2019, compared to $166.8 million as of September 30, 2019 and $150.7 million as of December 31, 2018.

Deposits and Borrowings

Deposits totaled $2.70 billion as of December 31, 2019, compared to $2.29 billion as of September 30, 2019 and $2.28 billion as of December 31, 2018.  Deposits increased $410.9 million in the fourth quarter of 2019, primarily as a result of the assumption of $386.3 million in deposits from the WTSB acquisition.  As of December 31, 2019, deposits increased $419.4 million from December 31, 2018.  This increase is primarily due to the WTSB acquisition noted above.  Additionally, there was a shift in the deposit base with a planned reduction of $105 million in brokered deposits and public fund deposits during 2019.  These reductions were partially offset by growth in both noninterest-bearing and interest-bearing demand deposits, as well as money market accounts.

Noninterest-bearing deposits were $790.9 million as of December 31, 2019, compared to $556.2 million as of September 30, 2019 and $510.1 million as of December 31, 2018.  Noninterest-bearing deposits represented 29.3%, 24.3%, and 22.4% of total deposits as of December 31, 2019, September 30, 2019, and December 31, 2018, respectively.  The increase in the fourth quarter of 2019 was primarily attributable to the assumption of $221.5 million in noninterest-bearing deposits from the WTSB acquisition.

Asset Quality

The provision for loan losses recorded for the fourth quarter of 2019 was $896,000, compared to $1.2 million for the fourth quarter of 2018 and $420,000 for the third quarter of 2019.  The allowance for loan losses to loans held for investment was 1.13% as of December 31, 2019, compared to 1.23% as of September 30, 2019 and 1.18% as of December 31, 2018.

The nonperforming assets to total assets ratio as of December 31, 2019 was 0.25%, compared to 0.31% as of September 30, 2019 and 0.34% at December 31, 2018.

Annualized net charge-offs were 0.17% for the fourth quarter of 2019, compared to 0.08% for the third quarter of 2019 and -0.18% for the fourth quarter of 2018.

Conference Call

South Plains will host a conference call to discuss its fourth quarter 2019 financial results today, January 24, 2020 at 9 a.m., Eastern Time.  Investors and analysts interested in participating in the call are invited to dial 1-877-407-9716 (international callers please dial 1-201-493-6779) approximately 10 minutes prior to the start of the call.  A live audio webcast of the conference call will be available on the Company’s website at https://www.spfi.bank/news-events/events.

A replay of the conference call will be available within two hours of the conclusion of the call and can be accessed on the investor section of the Company’s website as well as by dialing 1-844-512-2921 (international callers please dial 1-412-317-6671).  The pin to access the telephone replay is 13698071.  The replay will be available until February 7, 2020.

About South Plains Financial, Inc.

South Plains is the bank holding company for City Bank, a Texas state-chartered bank headquartered in Lubbock, Texas.  City Bank is one of the largest independent banks in West Texas and has additional banking operations in the Dallas, El Paso, Greater Houston, the Permian Basin, and College Station Texas markets, and the Ruidoso and Eastern New Mexico markets.  South Plains provides a wide range of commercial and consumer financial services to small and medium-sized businesses and individuals in its market areas.  Its principal business activities include commercial and retail banking, along with insurance, investment, trust and mortgage services.  Please visit https://www.spfi.bank for more information.

Pro Forma Financial Information

As a result of the revocation of the Company’s subchapter S corporation election, which was effective May 31, 2018, the net income, return on average assets, return on average shareholders’ equity and earnings per share presented herein may not be comparable for all periods presented herein.  As a result, the Company is disclosing pro forma net income and income tax expense as if the Company’s conversion to a subchapter C corporation had occurred as of January 1, 2018.

Additionally, prior to the listing of our common stock on the NASDAQ, in accordance with applicable provisions of the Internal Revenue Code, the terms of the South Plains Financial, Inc. Employee Stock Ownership Plan (“ESOP”) provided that ESOP participants had the right, for a specified period of time, to require us to repurchase shares of our common stock that were distributed to them by the ESOP.  The shares of common stock held by the ESOP were reflected in our consolidated balance sheets as a line item called “ESOP-owned shares” appearing between total liabilities and shareholders’ equity.  As a result, the ESOP-owned shares were deducted from shareholders’ equity in our consolidated balance sheets.  This repurchase right terminated upon the listing of our common stock on the NASDAQ, which we sometimes refer to as the ESOP Repurchase Right Termination, whereupon our repurchase liability was extinguished and thereafter the ESOP-owned shares are included in shareholders’ equity.  As a result, the Company is presenting certain information giving effect to the ESOP Repurchase Right Termination.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with generally accepted accounting principles in the United States (“GAAP”).  These non-GAAP financial measures include Tangible Book Value Per Common Share and Tangible Common Equity to Tangible Assets.  The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s financial position and performance.  These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures.

We classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows.  Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

A reconciliation of non-GAAP financial measures to GAAP financial measures is provided at the end of this press release.

Available Information

The Company routinely posts important information for investors on its web site (under www.spfi.bank and, more specifically, under the News & Events tab at www.spfi.bank/news-events/press-releases).  The Company intends to use its web site as a means of disclosing material non-public information and for complying with its disclosure obligations under SEC Regulation FD (Fair Disclosure).  Accordingly, investors should monitor the Company’s web site, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

The information contained on, or that may be accessed through, the Company’s web site is not incorporated by reference into, and is not a part of, this document.

Forward Looking Statements

This press release contains forward-looking statements.  These forward-looking statements reflect South Plains’ current views with respect to, among other things, the integration of its acquisition of WTSB and other future events.  Any statements about South Plains’ expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases.  South Plains cautions that the forward-looking statements in this press release are based largely on South Plains’ expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond South Plains’ control.  Additional information regarding these risks and uncertainties to which South Plains’ business and future financial performance are subject is contained in South Plains’ Prospectus filed with the U.S. Securities and Exchange Commission (“SEC”), dated May 8, 2019 (“Prospectus”), and other documents South Plains files with the SEC from time to time.  South Plains urges readers of this press release to review the Risk Factors section of that Prospectus and the Risk Factors section of other documents South Plains files with the SEC from time to time.  Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements due to additional risks and uncertainties of which South Plains is not currently aware or which it does not currently view as, but in the future may become, material to its business or operating results.  Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release.  Any forward-looking statements presented herein are made only as of the date of this press release, and South Plains does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, new information, the occurrence of unanticipated events, or otherwise, except as required by law.

Contact:	Mikella Newsom, Chief Risk Officer and Secretary
(866) 771-3347
investors@city.bank

Source: South Plains Financial, Inc.

South Plains Financial, Inc.
Consolidated Financial Highlights - (Unaudited)
(Dollars in thousands, except share data)

	As of and for the quarter ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Selected Income Statement Data:
Interest income	$34,764	$33,665	$32,509	$32,004	$31,672
Interest expense	6,140	7,097	7,672	7,458	7,005
Net interest income	28,624	26,568	24,837	24,546	24,667
Provision for loan losses	896	420	875	608	1,168
Noninterest income	16,739	14,115	13,703	12,075	14,390
Noninterest expense	31,713	30,028	29,930	30,036	30,498
Income tax expense	2,644	1,977	1,655	1,204	1,528
Net income	10,110	8,258	6,080	4,773	5,863
Per Share Data (Common Stock):
Net earnings, basic	0.56	0.46	0.37	0.32	0.40
Net earnings, diluted	0.55	0.45	0.37	0.32	0.40
Cash dividends declared and paid	0.03	0.03	-	-	0.85
Book value	16.98	16.61	16.19	14.80	14.40
Tangible book value	15.46	16.47	16.19	14.80	14.40
Weighted average shares outstanding, basic	18,010,065	17,985,429	16,459,366	14,771,520	14,771,520
Weighted average shares outstanding, dilutive	18,415,656	18,363,033	16,563,543	14,771,558	14,771,520
Shares outstanding at end of period	18,036,115	18,004,323	17,978,520	14,771,520	14,771,520

	As of and for the quarter ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Selected Period End Balance Sheet Data:
Total assets	3,237,167	2,795,582	2,777,170	2,745,997	2,712,745
Total loans held for investment	2,143,623	1,962,609	1,935,653	1,915,183	1,957,197
Allowance for loan losses	24,197	24,176	24,171	23,381	23,126
Investment securities	707,650	401,335	263,564	339,051	338,196
Noninterest-bearing deposits	790,921	556,233	513,383	497,566	510,067
Total deposits	2,696,857	2,285,974	2,281,858	2,304,929	2,277,454
Total stockholders' equity	306,182	299,027	291,113	218,565	212,775
Summary Performance Ratios:
Return on average assets	1.32%	1.18%	0.89%	0.71%	0.86%
Return on average equity	13.26%	11.10%	9.57%	8.98%	10.85%
Net interest margin (1)	4.03%	4.07%	3.88%	3.93%	3.89%
Yield on loans	5.79%	5.91%	5.90%	5.84%	5.67%
Cost of interest-bearing deposits	1.06%	1.30%	1.39%	1.34%	1.26%
Efficiency ratio	69.71%	73.62%	77.46%	81.79%	77.88%
Summary Credit Quality Data:
Nonperforming loans	6,314	6,456	7,946	7,937	6,954
Nonperforming loans to total loans held for investment	0.29%	0.33%	0.41%	0.41%	0.36%
Other real estate owned	1,883	2,296	2,305	2,340	2,285
Nonperforming assets to total assets	0.25%	0.31%	0.37%	0.37%	0.34%
Allowance for loan losses to total loans held for investment	1.13%	1.23%	1.25%	1.22%	1.18%
Net charge-offs to average loans outstanding (annualized)	0.17%	0.08%	0.02%	0.07%	-0.18%
Capital Ratios:
Total stockholders' equity to total assets	9.46%	10.70%	10.48%	7.96%	7.84%
Tangible common equity to tangible assets	8.69%	10.62%	10.48%	7.96%	7.84%
Tier 1 capital to average assets	10.74%	12.17%	12.10%	9.70%	9.63%
Common equity tier 1 to risk-weighted assets	11.14%	13.10%	13.31%	10.27%	9.91%
Total capital to risk-weighted assets	14.99%	17.38%	17.75%	14.74%	14.28%

(1) -	Net interest margin is calculated as the annual net interest income, on a fully tax-equivalent basis, divided by average interest-earning assets.

South Plains Financial, Inc.
Average Balances and Yields - (Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	December 31, 2019			December 31, 2018

	Average Balance	Interest Income Expense	Yield	Average Balance	Interest Income Expense	Yield
Assets
Loans (1)	$2,095,238	$30,602	5.79%	$1,985,243	$28,366	5.67%
Debt securities - taxable	426,074	2,789	2.60%	332,370	2,204	2.63%
Debt securities - nontaxable	52,376	442	3.35%	32,260	285	3.50%
Other interest-bearing assets	259,829	1,064	1.62%	176,259	921	2.07%

Total interest-earning assets	2,833,517	34,897	4.89%	2,526,132	31,776	4.99%
Noninterest-earning assets	199,350			174,688

Total assets	$3,032,867			$2,700,820

Liabilities & stockholders' equity
NOW, Savings, MMA's	$1,474,187	3,149	0.85%	$1,449,121	4,341	1.19%
Time deposits	336,859	1,687	1.99%	309,687	1,261	1.62%
Short-term borrowings	18,650	64	1.36%	15,334	71	1.84%
Notes payable & other long-term borrowings	95,000	401	1.67%	95,000	536	2.24%
Subordinated debt securities	26,472	403	6.04%	23,453	311	5.26%
Junior subordinated deferrable interest debentures	46,393	436	3.73%	46,393	485	4.15%

Total interest-bearing liabilities	1,997,561	6,140	1.22%	1,938,988	7,005	1.43%
Demand deposits	708,306			508,867
Other liabilities	24,395			38,493
Stockholders' equity	302,605			214,472

Total liabilities & stockholders' equity	$3,032,867			$2,700,820

Net interest income		$28,757			$24,771
Net interest margin (2)			4.03%			3.89%

(1)	Average loan balances include nonaccrual loans and loans held for sale.
(2)	Net interest margin is calculated as the annualized net income, on a fully tax-equivalent basis, divided by average interest-earning assets.

South Plains Financial, Inc.
Average Balances and Yields - (Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended
	December 31, 2019			December 31, 2018

	Average Balance	Interest Income Expense	Yield	Average Balance	Interest Income Expense	Yield
Assets
Loans (1)	$1,997,783	$117,074	5.86%	$1,921,221	$105,897	5.51%
Debt securities - taxable	317,947	8,608	2.71%	209,631	5,392	2.57%
Debt securities - nontaxable	37,232	1,289	3.46%	101,778	3,635	3.57%
Other interest-bearing assets	284,031	6,412	2.26%	218,777	4,120	1.88%

Total interest-earning assets	2,636,993	133,383	5.06%	2,451,407	119,044	4.86%
Noninterest-earning assets	182,967			172,489

Total assets	$2,819,960			$2,623,896

Liabilities & stockholders' equity
NOW, Savings, MMA's	$1,448,321	16,436	1.13%	$1,386,171	13,005	0.94%
Time deposits	319,811	6,055	1.89%	313,298	4,556	1.45%
Short-term borrowings	16,231	290	1.79%	18,334	265	1.45%
Notes payable & other long-term borrowings	95,000	2,024	2.13%	95,000	1,786	1.88%
Subordinated debt securities	26,786	1,616	6.03%	21,529	1,046	4.86%
Junior subordinated deferrable interest debentures	46,393	1,946	4.19%	46,393	1,824	3.93%

Total interest-bearing liabilities	1,952,542	28,367	1.45%	1,880,725	22,482	1.20%
Demand deposits	570,427			495,808
Other liabilities	29,945			32,535
Stockholders' equity	267,046			214,828

Total liabilities & stockholders' equity	$2,819,960			$2,623,896

Net interest income		$105,016			$96,562
Net interest margin (2)			3.98%			3.94%

(1)	Average loan balances include nonaccrual loans and loans held for sale.
(2)	Net interest margin is calculated as the annualized net income, on a fully tax-equivalent basis, divided by average interest-earning assets.

South Plains Financial, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands)

	As of
	December 31, 2019	December 31, 2018

Assets
Cash and due from banks	$56,246	$47,802
Interest-bearing deposits in banks	101,853	198,187
Investment securities	707,650	338,196
Loans held for sale	49,035	38,382
Loans held for investment	2,143,623	1,957,197
Less: Allowance for loan losses	(24,197)	(23,126)
Net loans held for investment	2,119,426	1,934,071
Premises and equipment, net	61,873	59,787
Intangible assets	27,389	-
Other assets	113,695	96,320
Total assets	$3,237,167	$2,712,745

Liabilities and Stockholders' Equity
Liabilities
Noninterest bearing deposits	$790,921	$510,067
Interest-bearing deposits	1,905,936	1,767,387
Total deposits	2,696,857	2,277,454
Other borrowings	132,165	112,705
Subordinated debt securities	26,472	34,002
Trust preferred subordinated debentures	46,393	46,393
Other liabilities	29,098	29,416
Total liabilities	2,930,985	2,499,970
Stockholders' Equity
Common stock	18,036	14,772
Additional paid-in capital	140,492	80,412
Retained earnings	146,696	119,834
Accumulated other comprehensive income (loss)	958	(2,243)
Total stockholders' equity	306,182	212,775
Total liabilities and stockholders' equity	$3,237,167	$2,712,745

South Plains Financial, Inc.
Consolidated Statements of Income
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Interest income:
Loans, including fees	$30,562	$28,322	$116,904	$105,710
Other	4,202	3,350	16,038	12,384
Total Interest income	34,764	31,672	132,942	118,094
Interest expense:
Deposits	4,836	5,602	22,491	17,561
Subordinated debt securities	403	311	1,616	1,046
Trust preferred subordinated debentures	436	485	1,946	1,824
Other	465	607	2,314	2,051
Total Interest expense	6,140	7,005	28,367	22,482
Net interest income	28,624	24,667	104,575	95,612
Provision for loan losses	896	1,168	2,799	6,901
Net interest income after provision for loan losses	27,728	23,499	101,776	88,711
Noninterest income:
Service charges on deposits	2,145	2,056	8,130	7,813
Income from insurance activities	2,941	3,136	7,015	7,128
Mortgage banking activities	6,617	4,717	25,126	21,384
Bank card services and interchange fees	2,419	2,735	8,692	8,845
Other	2,617	1,746	7,669	6,951
Total Noninterest income	16,739	14,390	56,632	52,121
Noninterest expense:
Salaries and employee benefits	19,348	18,315	75,392	71,778
Net occupancy expense	3,263	3,468	13,572	13,571
Professional services	2,165	2,431	7,334	6,734
Marketing and development	742	801	3,017	3,050
Other	6,195	5,483	22,392	20,310
Total noninterest expense	31,713	30,498	121,707	115,443
Income before income taxes	12,754	7,391	36,701	25,389
Income tax expense (benefit)	2,644	1,528	7,480	(3,901)
Net income	$10,110	$5,863	$29,221	$29,290

Pro forma C corp income tax adjustment	-	-	-	8,533
Pro forma C corp net income	$10,110	$5,863	$29,221	$20,757

South Plains Financial, Inc.
Loan Composition
(Unaudited)
(Dollars in thousands)

	As of
	December 31, 2019	December 31, 2018

Loans:
Commercial Real Estate	$658,195	$538,037
Commercial - Specialized	309,505	305,022
Commercial - General	441,398	427,728
Consumer:
1-4 Family Residential	362,796	346,153
Auto Loans	215,209	191,647
Other Consumer	74,000	70,209
Construction	82,520	78,401
Total loans held for investment	$2,143,623	$1,957,197

South Plains Financial, Inc.
Deposit Composition
(Unaudited)
(Dollars in thousands)

	As of
	December 31, 2019	December 31, 2018

Deposits:
Noninterest-bearing demand deposits	$790,921	$510,067
NOW & other transaction accounts	318,379	368,806
MMDA & other savings	1,231,534	1,087,044
Time deposits	356,023	311,537
Total deposits	$2,696,857	$2,277,454

South Plains Financial, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Dollars in thousands)

	As of
	December 31, 2019	December 31, 2018

Tangible common equity
Total common stockholders' equity	$306,182	$212,775
Less: goodwill and other intangibles	(27,389)	-

Tangible common equity	$278,793	$212,775

Tangible assets
Total assets	$3,237,167	$2,712,745
Less: goodwill and other intangibles	(27,389)	-

Tangible assets	$3,209,778	$2,712,745

Shares outstanding	18,036,115	14,771,520

Total stockholders' equity to total assets	9.46%	7.84%
Tangible common equity to tangible assets	8.69%	7.84%
Book value per share	$16.98	$14.40
Tangible book value per share	$15.46	$14.40